                                                                      Exhibit 11

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the references to our firm in Post-Effective Amendment No. 8 to the Registration Statement on Form N-1A of The Timothy Plan and to the use of our report dated January 16, 1998 on the financial statements and financial highlights. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is part of such Registration Statement.


                                      /s/ Tait, Weller & Baker
                                     TAIT, WELLER & BAKER

Philadelphia, Pennsylvania
April 15, 1998